UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Commission File Number: 333-192647

Compliance & Risk Management Solutions Inc.
(Exact name of Registrant as specified in its charter)

Delaware	38-3912845
(State of incorporation)	(IRS Employer ID Number)

49 Main Street, New Egypt, NJ 08533
 (Address of principal executive offices)

(203) 635-7600
Registrant’s telephone number, including area code

Date of Report (Date of earliest event reported):

February 25th, 2015

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.01 – CHANGE IN CONTROL OF REGISTERANT.

On February 25th 2015, John Nettlefold closed a transaction in which he purchased a total of 3,500,000 shares of restricted stock of the Company, representing 88% of the shares in the Company from Mountain Laurel Holdings for a total of for $150,000.00 in cash.

ITEM 5.02 – DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On February 25th, 2015, Mr. Christopher Neuert resigned his official position as Director of the Corporation, and on the same day the shareholders of the Corporation voted Mr. John Nettlefold as Director of the Company.

Mr. John Nettlefold, 31, is a digital marketing executive and current Director of Nukkleus, Inc., an Australian real time, in-play media advertising company. Prior to 2012 Mr. Nettlefold was the Manager of Marketing for Pay Group International (PTI). Mr. Nettlefold holds a Bachelor of Commerce Degree from Melbourne University.

ITEM 9.01 EXHIBITS

(d) Exhibits.

Exhibit #	Description
10.1	Shareholder’s Resolution Appointing New Directors
10.2	Resignation of Christopher Neuert

       SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Compliance & Risk Management Solutions Inc.

Date: March 2nd, 2015	By:	/s/ John Nettlefold, Director
John Nettlefold, Director
Director